                                                                      EXHIBIT 13

                                                                           FINAL

             THIS THIRD AMENDING AGREEMENT is made as of 28 May 2004

BETWEEN:

         NORSKE SKOG CANADA LIMITED, NORSKE SKOG CANADA FINANCE LIMITED
               AND THE OTHER RESTRICTED PARTIES FROM TIME TO TIME

                                     - and -

                           THE LENDERS WHO ARE PARTIES
                        TO THE EXISTING CREDIT AGREEMENT

                                     - and -

                            THE TORONTO-DOMINION BANK
                     in its capacity as Administration Agent

                                  (the "AGENT")

RECITALS:

A. The parties to this agreement are also parties to a credit agreement dated as of 19 July 2002, as amended by amending agreements dated as of 8 May 2003 and 6 August 2003 (as amended, the "EXISTING CREDIT AGREEMENT").

B. Capitalized terms used in this agreement and not otherwise defined have the meanings defined in the Existing Credit Agreement.

C. The parties have agreed to certain amendments to the Existing Credit Agreement and to a pledge agreement forming part of the Security, and are therefore entering into this agreement to amend the provisions of the Existing Credit Agreement and the Security as agreed by the parties.

D. This agreement is being signed by the Agent on behalf of the Lenders pursuant to the approval of the Lenders or Majority Lenders as required.

     THEREFORE, for value received, and intending to be legally bound by this agreement, the parties agree as follows:

1.   AMENDMENTS TO SECTION 1.1 OF EXISTING CREDIT AGREEMENT

(a) Section 1.1.59 of the Existing Credit Agreement is deleted and replaced by the following:

          "Issuing Bank" means (i) with respect to L/Cs issued under Credit 1, the Agent and (ii) with respect to L/Cs issued under Credit 2, the Lender making Advances under Credit 2, which is RBC unless changed in accordance with Section 2.1.1.

(b) Section 1.1.60 of the Existing Credit Agreement is deleted and replaced by the following:

          "L/C" means a standby letter of credit, letter of guarantee or commercial letter of credit in a form satisfactory to the Issuing Bank issued by the Issuing Bank at the request of the Borrower in favour of a third party to secure the payment or performance of an obligation of a Restricted Party to the third party, and includes a PoA L/C.

(c) Section 1.1.87 of the Existing Credit Agreement is deleted and replaced by the following:

          "Permitted Unsecured Indebtedness" means Debt of a Restricted Party for borrowed money that:

          (a) other than as a result of default, does not require payment of principal in excess of an aggregate of $50,000,000 for all Permitted Senior Secured Indebtedness and Permitted Unsecured Indebtedness during the term of this Agreement;

          (b)  is on terms and conditions with respect to:

               (i) the term, scheduled amortization and other mandatory repayments or repurchases of the Debt, and the frequency of payment of interest;

               (ii) the circumstances in which NSCL or any other Restricted
                    Party may incur Debt or Other Secured Obligations and the amounts that may be incurred;

               (iii) the circumstances in which NSCL or any other Restricted
                    Party may create, incur, assume or permit the existence of any Encumbrance on its Property and the amounts that may be secured;

               (iv) the ranking or priority of the Permitted Unsecured
                    Indebtedness and the circumstances in which NSCL or any other Restricted Party is required to grant security in respect of the Permitted Unsecured Indebtedness;

               (v) the guarantees or other credit support required by the terms of the Permitted Unsecured Indebtedness; and

               (vi) the characterization of the Obligations and Other Secured
                    Obligations as being "Permitted Debt" and (in the case of the Obligations) "Credit Facilities" or as falling within corresponding terms in the applicable Similar Indenture;

                    that are no more restrictive to the Restricted Parties than the terms of one or more of the 2003 Notes or any Similar Notes then outstanding or, if the terms are more restrictive, in the opinion of the Agent acting reasonably, after consultation with counsel but without any requirement to seek approval of the Majority Lenders, such restrictions do not materially affect the position of the Lenders; for greater certainty, any entitlement of the holder of the Debt to convert it to Capital Stock shall not be considered more restrictive to the Restricted Parties; and

          (c) is not incurred at a time that an Event of Default or Pending Event of Default has occurred and is continuing or would result from the incurrence of the Debt.

          Without limiting the foregoing, the 2003 Notes and the 2004 Notes are Permitted Unsecured Indebtedness.

(d) The definition of "Similar Indenture," which was added in the amending agreement dated as of 8 May 2003 that forms part of the Existing Credit Agreement, is deleted and replaced by the following:

          "Similar Indenture" means an indenture under which Permitted Unsecured Indebtedness is issued.

(e) Section 1.1.112 of the Existing Credit Agreement is deleted and replaced with the following:

          "Threshold Amount" means, while the 2003 Notes are outstanding, the aggregate of:

          (a) the greater of (i) $725,000,000 and (ii) the sum of 75% of the net book value of the accounts receivable of NSCL and its "Restricted Subsidiaries" as defined under the 2003 Indenture, plus 50% of the book value of inventory at the lower of cost and net realizable value, net of any allowance for obsolescence of NSCL and its Restricted Subsidiaries, plus $290,000,000;

          (b)  $40,000,000; and

          (c) the amount of Advances outstanding under the Credits that are trade letters of credit and standby letters of credit incurred in the ordinary course of business and the amount of Bankers' Acceptances outstanding under the Credits that are incurred in the ordinary course of business, up to an aggregate principal amount of $5,000,000 outstanding at any one time.

          If the 2004 Notes are the only Similar Notes outstanding, "Threshold Amount" means the aggregate of:

          (d) the greater of (i) $725,000,000 and (ii) the sum of 85% of the net book value of the accounts receivable of NSCL and its "Restricted Subsidiaries" as defined under the 2004 Indenture, plus 60% of the book value of inventory at the lower of cost and net realizable value, net of any allowance for obsolescence of NSCL and its Restricted Subsidiaries, plus $375,000,000;

          (e)  $100,000,000; and

          (f) the amount of Advances outstanding under the Credits that are trade letters of credit and standby letters of credit incurred in the ordinary course of business and the amount of Bankers' Acceptances outstanding under the Credits that are incurred in the ordinary course of business, up to an aggregate principal amount of $5,000,000 outstanding at any one time.

          If neither of the circumstances described above is applicable but Similar Notes are outstanding, the Threshold Amount shall be calculated by adapting the foregoing as required to reflect the provisions of the outstanding Similar Indentures that correspond with clauses (1), (9) and (11) in the definition of "Permitted Debt" in the 2004 Indenture (or that in the determination of the Agent similarly affect the amount of debt that can be incurred without requiring the Similar Notes to be secured) and that result in the lowest Threshold Amount (if the outstanding Similar Indentures do not have identical provisions). If no Similar Notes with corresponding or similar provisions are outstanding, the Threshold Amount shall be considered to be unlimited. For greater certainty, the Threshold Amount based on any Similar Indenture shall not be lower than the Threshold Amount based on the 2003 Indenture.

(f) The following additional definitions are added to Section 1.1 of the Existing Credit Agreement:

          "PoA L/C" means an L/C issued under Credit 1 in accordance with the requirements of Section 5.29.

          "2003 Indenture" means the trust indenture dated as of 15 May 2003 between NSCL, certain of its Subsidiaries as guarantors and Wells Fargo Bank Minnesota, National Association, as trustee, as amended and supplemented as permitted by this Agreement.

          "2003 Notes" means NSCL's 8-5/8% senior notes due 2011 in the original principal amount of US $400,000,000 that have been issued under the 2003 Indenture.

          "2004 Indenture" means the trust indenture dated as of 23 March 2004 between NSCL, certain of its Subsidiaries as guarantors and Wells Fargo Bank Minnesota, National Association, as trustee, as amended and supplemented as permitted by this Agreement.

          "2004 Notes" means NSCL's 7-3/8% senior notes due 2014 in the original principal amount of US $250,000,000 that have been issued under the 2004 Indenture.

(g) As the 1999 Notes have been repaid and the 2001 Notes have been exchanged for Similar Notes issued under the 2003 Indenture, the 1999 Indenture and 2001 Indenture have been terminated. Accordingly, references to the terms "1999 Notes," "2001 Notes," "1999 Indenture " and "2001 Indenture" in the Existing Credit Agreement shall be disregarded in connection with repetitions of representations and warranties that include those terms.

2.   AMENDMENTS TO ARTICLE II OF EXISTING CREDIT AGREEMENT

(a) Section 2.1.2 of the Existing Credit Agreement is deleted and replaced by the following:

          "At the option of the Borrower, Credit 1 may be used by requesting Prime Rate Advances to be made by the Lenders, by requesting Base Rate Advances to be made by the Lenders, by presenting orders to the Lenders for acceptance as Bankers' Acceptances, by requesting that LIBOR Advances be made by the Lenders or by requesting that PoA L/Cs denominated in Canadian Dollars, US Dollars, Euros or Japanese yen be issued by the Agent on behalf of the Lenders. The aggregate face amount of PoA L/Cs outstanding shall not exceed $75,000,000 or the equivalent amount in other applicable currencies measured at the time of issuance or renewal of any PoA L/C."

(b) In response to a request by the Borrower pursuant to Section 2.4 of the Existing Credit Agreement, the Lenders agree that the maturity date of the Credits is extended to 19 July 2007.

3.   AMENDMENTS TO SECTION 3.2 OF EXISTING CREDIT AGREEMENT

(a) Section 3.2.2 of the Existing Credit Agreement is amended by adding the following after the existing sub-paragraph (b):

          "For the purposes of section 4.06 of the 2003 Indenture:

          (c) Advances by way of L/Cs are hereby classified by NSCL as being incurred under clause (xi) of the definition of "Permitted Debt" in the 2003 Indenture until all amounts permitted to be incurred under that clause from time to time have been incurred, thereafter under clause (i) of the definition until all amounts permitted to be incurred under that clause from time to time have been incurred, and finally under clause (ix) of the definition until all amounts permitted to be incurred under that clause from time to time have been incurred;

          (d) Advances other than by way of L/Cs are hereby classified by NSCL as being incurred under clause (i) of the definition of "Permitted Debt" in the 2003 Indenture until all amounts permitted to be incurred under that clause from time to time have been incurred, and thereafter under clause (ix) of the definition until all amounts permitted to be incurred under that clause from time to time have been incurred.

          For the purposes of section 10.06 of the 2004 Indenture:

          (e) Advances that were outstanding on the date on which notes were first issued under the 2004 Indenture are classified by NSCL as being incurred under clause (1) of the definition of "Permitted Debt" in the 2004 Indenture;

          (f) subject to item (e) above, Advances by way of L/Cs are hereby classified by NSCL as being incurred under clause (11) of the definition of "Permitted Debt" in the 2004 Indenture until all amounts permitted to be incurred under that clause from time to time have been incurred, thereafter under clause (1) of the definition until all amounts permitted to be incurred under that clause from time to time have been incurred, and finally under clause (9) of the definition until all amounts permitted to be incurred under that clause from time to time have been incurred;

          (g) subject to item (e) above, Advances other than by way of L/Cs are hereby classified by NSCL as being incurred under clause (1) of the definition of "Permitted Debt" in the 2004 Indenture until all amounts permitted to be incurred under that clause from time to time have been incurred, and thereafter under clause (9) of the definition until all amounts permitted to be incurred under that clause from time to time have been incurred."

(b) Section 3.2.4 of the Existing Credit Agreement is amended by adding the following after the existing sub-paragraph (d):

          "For the purposes of section 4.06 of the 2003 Indenture and Section
          10.06 of the 2004 Indenture:

          (e) the Other Secured Obligations referred to in Section 1.1.79(a) are hereby classified by NSCL as being incurred under clauses
               (vi) and (6), respectively, of the definition of "Permitted Debt" in the 2003 Indenture and the 2004 Indenture;

          (f) the Other Secured Obligations referred to in Section 1.1.79(b) are hereby classified by NSCL as being incurred under clauses (v) and (5), respectively, of the definition of "Permitted Debt" in the 2003 Indenture and the 2004 Indenture;

          (g) the Other Secured Obligations referred to in Section 1.1.79(c) are hereby classified by NSCL as being incurred under clauses (i) and (1), respectively, of the definition of "Permitted Debt" in the 2003 Indenture and the 2004 Indenture until all amounts permitted to be incurred under those clauses from time to time have been incurred and thereafter under clauses (ix) and (9), respectively, of the definition until all amounts permitted to be incurred under those clauses from time to time have been incurred;

          (h) the Other Secured Obligations referred to in Sections 1.1.79(d) and 1.1.79(e) are hereby classified by NSCL as being incurred under clauses (i) and (1) of the definition of "Permitted Debt" in the 2003 Indenture and the 2004 Indenture until all amounts permitted to be incurred under those clauses from time to time have been incurred and thereafter under clauses (ix) and (9), respectively, of the definition until all amounts permitted to be incurred under those clauses from time to time have been incurred."

4.   AMENDMENTS TO ARTICLE V OF EXISTING CREDIT AGREEMENT

(a) Section 5.1 of the Existing Credit Agreement is amended by deleting the words "issued under Credit 2" in the fifth line of that Section.

(b) Section 5.25 of the Existing Credit Agreement is deleted and replaced by the following:

          "Payment of L/C Fees shall be made to the Issuing Bank (and shall be promptly distributed to the Lenders in the case of PoA L/Cs), shall be made at the time of issuance or renewal of each L/C and shall be refunded pro rata if the L/C is drawn, reduced in amount or terminated before its expiry date. Any refund of L/C Fees relating to a PoA L/C may, in the Agent's discretion, be made by reducing the next payment, if any, to the relevant Lenders rather than requiring payment of the refund from them. Fees shall be calculated for the period from and including the date of issuance (or the day following the previous expiry date in the case of a renewal) to and including the date of expiry of the relevant L/C."

(c) The first two paragraphs of Section 5.26 of the Existing Credit Agreement are deleted and replaced by the following:

          "The Borrower shall provide for payment to the Issuing Bank (for the account of the Lenders in the case of a PoA L/C) at the branch where the L/C was issued of the full face amount of each L/C (or the amount actually paid in the case of a partial payment) on the earlier of (i) the date on which a payment is made to the beneficiary of an L/C, and (ii) the date on which any Obligations become due and payable pursuant to Section 8.2. The Issuing Bank, on behalf of the Lenders (in the case of a PoA L/C), or the Issuing Bank (in the case of an L/C issued under Credit 2) shall be entitled to recover interest from the Borrower at a rate of interest per annum equal to the rate applicable to Prime Rate Advances (in the case of Canadian Dollar L/Cs) or Base Rate Advances (in the case of US Dollar L/Cs), compounded monthly, upon any amount payment of which has not been provided for by the Borrower in accordance with this Section. Interest shall be calculated from and including the date on which a payment is made to the beneficiary of an L/C, up to but excluding the date such payment, and all interest thereon, both before and after demand, default and judgment, is provided for by the Borrower.

          The obligation of the Borrower to reimburse the Issuing Bank for the account of the Lenders (in the case of a PoA L/C) or the Issuing Bank (in the case of an L/C issued under Credit 2) for a payment to a beneficiary of an L/C shall be absolute and unconditional, without prejudice to the Borrower's right to subsequently claim damages for matters arising from the wilful misconduct or gross negligence of the Issuing Bank or the Lenders, and shall not be reduced by any demand or other request for payment of an L/C (a "DEMAND") paid or acted upon in good faith and in conformity with laws, regulations or customs applicable thereto being invalid, insufficient, fraudulent or forged, nor shall the Borrower's obligation be subject to any defence or be affected by any right of set-off, counter-claim or recoupment which the Borrower may now or hereafter have against the beneficiary, the Issuing Bank, any Lender or any other person for any reason whatsoever, including the fact that the Issuing Bank or any Lender paid a Demand or Demands (if applicable) aggregating up to the amount of the L/C notwithstanding any contrary instructions from the Borrower to the Issuing Bank or any Lender or the occurrence of any event including, but not limited to, the commencement of legal proceedings to prohibit payment of a Demand. Any action, inaction or omission taken or suffered by the Issuing Bank or any Lender under or in connection with an L/C or any Demand, if in good faith and in conformity with laws, regulations or customs applicable thereto shall be binding on the Borrower and shall not place the Issuing Bank or any Lender under any resulting liability to the Borrower. Without limiting the generality of the foregoing, the Issuing Bank and the Lenders may receive, accept, or pay as complying with the terms of the L/C, any Demand otherwise in order which may be signed by, or issued to, any administrator, executor, trustee in bankruptcy, receiver or other person or entity acting as the representative or in place of, the beneficiary."

(d) Section 5.27 of the Existing Credit Agreement is deleted and replaced by the following:

          "Except for amounts which have been funded by the Borrower, any amount which the Issuing Bank or any Lender (in the case of a PoA L/C) pays to any third party in respect of an L/C in satisfaction or partial satisfaction thereof shall be deemed to be a Prime Rate Advance in the case of Canadian Dollar L/Cs or a Base Rate Advance in the case of US Dollar L/Cs, in each case under the Credit under which the L/C was issued. Any amount which is paid to any third party in respect of an L/C denominated in Euros or Japanese yen in satisfaction or partial satisfaction thereof shall be promptly converted to Canadian Dollars in accordance with the Issuing Bank's customary practices for conversion of currencies and the amount of Canadian Dollars into which the amount paid is converted shall be deemed to be a Prime Rate Advance under the Credit under which the L/C was issued. The Issuing Bank shall forthwith give notice of the making of such an Advance to the Borrower. Interest shall be payable on such Advances in accordance with the terms applicable to such Advances."

(e)  The following is added to the Existing Credit Agreement as Section 5.29:

          "5.29 PoA L/Cs

          5.29.1 Each PoA L/C shall be issued by the Issuing Bank on behalf of all Lenders as a single multi-Lender L/C, but the obligation of each Lender thereunder shall be several, and not joint, based upon its Proportionate Share in effect on the date of issuance of such PoA L/C, subject to any changes resulting from a change in its Proportionate Share after the date of issuance of the PoA L/C that are effected in accordance with the terms of the PoA L/C. Each PoA L/C shall include the provisions contained in, and shall be substantially in the form of, Schedule N, and shall otherwise be in a form satisfactory to the Issuing Bank. Without the unanimous consent of the Lenders, no PoA L/C shall be issued which varies the several and not joint nature of the liability of each Lender thereunder.

          5.29.2 Each PoA L/C shall be executed and delivered by the Agent as Issuing Bank in the name and on behalf of, and as attorney-in-fact for, each Lender party to such L/C. The Agent shall act under each PoA L/C as the agent of each Lender to:

               (a) receive documents presented by the beneficiary under such PoA L/C;

               (b) determine whether such documents are in compliance with the terms and conditions of such PoA L/C; and

               (c) notify such Lender and the Borrower that a valid drawing has been made and the date that the related payment under such PoA L/C is to be made; provided that the Agent (in such capacity) shall have no obligation or liability for any payment to be made under any PoA L/C and each PoA L/C shall expressly so provide.

          5.29.3 Each Lender hereby appoints and designates the Agent as its attorney in-fact, acting through any duly authorized officer of the Agent, to execute and deliver each PoA L/C to be issued by such Lender hereunder in the name and on behalf of such Lender. Each Lender shall furnish to the Agent a power of attorney in the form attached as Schedule O, which may be presented as evidence of the Agent's power to act but which shall not, as between the Lender and the Agent, vary the power of the Agent as established in this Agreement. In addition, promptly upon the request of the Agent, each Lender will furnish to the Agent such other evidence as any beneficiary of any PoA L/C may reasonably request in order to demonstrate that the Agent has the power to act as attorney-in-fact for such Lender to execute and deliver such PoA L/C. The Borrower and the Lenders agree that each PoA L/C shall provide that all documents presented thereunder shall be delivered to the Agent and that all payments thereunder shall be made by the Lenders obligated thereon through the Agent at the Branch of Account. Each Lender shall be severally liable under each PoA L/C in proportion to its Proportionate Share on the date of issuance of such PoA L/C and each PoA L/C shall specify each Lender's share of the amount payable thereunder.

          5.29.4 The Borrower and each Lender hereby authorize the Agent to review on behalf of each Lender each document presented under each PoA L/C. The determination of the Agent as to the conformity of any documents presented under a PoA L/C to the requirements of such PoA L/C shall, in the absence of the Agent's gross negligence or wilful misconduct, be conclusive and binding on the Borrower and each Lender. The Agent shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any PoA L/C. The Agent shall promptly after such examination:

               (a) notify each of the Lenders obligated under such PoA L/C and the Borrower by telephone (confirmed in writing) of such demand for payment and of each Lender's share of such payment;

               (b) deliver to each such Lender a copy of each document purporting to represent a demand for payment under such PoA L/C; and

               (c) notify each Lender and the Borrower whether the demand for payment was properly made under such PoA L/C.

          5.29.5 With respect to any drawing determined by the Agent to have been properly made under a PoA L/C, each Lender will make a payment under the PoA L/C in accordance with its liability under the PoA L/C and this Agreement. The payment shall be made to the Branch of Account or such other account as the Agent designates by notice to the Lenders. The Agent will promptly make any such payment available to the beneficiary of such PoA L/C. Promptly following any payment by any Lender in respect of any PoA L/C, the Agent will notify the Borrower of such payment, but any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Lenders with respect to any such payment. The responsibility of the Agent and the Lenders in connection with any document presented for payment under any PoA L/C shall, in addition to any payment obligation expressly provided in such PoA L/C, be limited to determining that the documents delivered under such L/C in connection with such presentment are in conformity with such PoA L/C. The Agent shall not be required to make any payment under a PoA L/C in excess of the amount received by it from the Lenders for such payment.

          5.29.6 Without limiting the other provisions of this Agreement, if an Event of Default or Pending Event of Default has then occurred and is continuing, the Agent shall notify the Lenders 30 days before any applicable deadline for notifying the beneficiary of a PoA L/C that it will not be renewed, in order to avoid automatic renewal in accordance with the terms of the PoA L/C."

5.   AMENDMENT TO ARTICLE VI OF EXISTING CREDIT AGREEMENT

     Section 6.1.4(d) of the Existing Credit Agreement is deleted and replaced by the following:

          "The Credits constitute "New Credit Facilities," "Credit Facilities" or the equivalent of those terms under any Similar Indenture. As of 31 March 2004, the Threshold Amount was not less than $770,000,000."

6.   AMENDMENT TO ARTICLE VII OF EXISTING CREDIT AGREEMENT

(a) Section 7.5.1(g) of the Existing Credit Agreement is deleted and replaced by the following:

          "do anything that would result in the holders of any Similar Notes becoming entitled to be secured"

(b) Section 7.7.2(e) of the Existing Credit Agreement is deleted and replaced by the following:

          "the amount, as determined under any outstanding Similar Indenture, of any other obligations that have been classified as being incurred under clauses (1) or (9) of the definition of "Permitted Debt" in the 2004 Indenture or the corresponding provisions in other applicable Similar Indentures"

7.   ADDITION OF SCHEDULES TO EXISTING CREDIT AGREEMENT

     Schedules N and O attached to this agreement are added as Schedules N and O to the Existing Credit Agreement.

8.   AMENDMENT TO OMNIBUS PLEDGE AGREEMENT

     Section 3 on page 4 of the omnibus pledge agreement dated as of 19 July 2002 (the "OMNIBUS PLEDGE") by which the Restricted Parties pledged debentures to the Agent as contemplated in Section 3.2.1(b) of the Existing Credit Agreement is amended and replaced by the following:

          "Each Pledgor hereby assigns, pledges and hypothecates to the Pledgee, and grants to the Pledgee for and on behalf of and for the benefit of the Secured Parties a security interest in, its Debentures designated as Series A No. 4 as general and continuing collateral security for the payment and performance by such Pledgor of all "Other Secured Obligations" of the Pledgor as defined in the Syndicated Credit Agreement that are classified by Norske Skog Canada Limited as being incurred under clauses (v) and (vi) of the definition of "Permitted Indebtedness" in the 1999 Indenture (as defined in the Syndicated Credit Agreement) and the definitions of "Permitted Debt" in the 2001 Indenture and the 2003 Indenture (each as defined in the Syndicated Credit Agreement), clauses (5) and (6) of the definition of "Permitted Debt" in the 2004 Indenture (as defined in the Syndicated Credit Agreement) and the corresponding clauses and definitions in any Similar Indenture (as defined in the Syndicated Credit Agreement). For greater certainty, the pledge of each Series A No. 4 Debenture shall continue to secure the Other Secured Obligations described above notwithstanding the termination of the Syndicated Credit Agreement for any reason."

9.   CONDITIONS PRECEDENT

     The obligations of the Lenders under this agreement are subject to the Agent receiving opinions of counsel to the Restricted Parties concerning the authorization, execution and enforceability of this agreement and concerning relevant matters relating to any outstanding Similar Indenture, all in form and substance satisfactory to the Agent.

10.  REPRESENTATIONS OF RESTRICTED PARTIES

     The Restricted Parties acknowledge that this agreement is a Credit Document and that all of their representations and warranties concerning Credit Documents that are contained in the Existing Credit Agreement apply to this agreement and are deemed to be repeated on their execution of this agreement as if set out in full in this agreement. The Restricted Parties also represent that there are no consents or other agreements required from third parties to avoid this agreement causing a breach or default under any other agreement to which any Restricted Party is a party.

11.  RATIFICATION AND CONFIRMATION

     The Existing Credit Agreement and the Omnibus Pledge, as amended by this agreement, remain in full force and effect and are hereby ratified and confirmed. Without in any way limiting the terms of the Existing Credit Agreement or the other Credit Documents, the Restricted Parties confirm that the Security shall continue to secure the Obligations and the Other Secured Obligations, including but not limited to any arising as a result of this agreement.

12.  COUNTERPARTS AND FACSIMILE

     This agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement. The delivery of a facsimile copy of an executed counterpart of this agreement shall be deemed to be valid execution and delivery of this agreement, but the party delivering a facsimile copy shall deliver an original copy of this agreement as soon as possible after delivering the facsimile copy.

                            [Signature pages follow]

     IN WITNESS OF WHICH, the parties have executed this agreement.

                                        NORSKE SKOG CANADA LIMITED


                                        By:
                                            ------------------------------------
                                            Peter Staiger
                                            Treasurer


                                        By:
                                            ------------------------------------
                                            Ralph Leverton
                                            Vice President Finance and
                                            Chief Financial Officer


                                        NORSKE SKOG CANADA FINANCE LIMITED


                                        By:
                                            ------------------------------------
                                            Peter Staiger
                                            Treasurer


                                        ELK FALLS PULP AND PAPER LIMITED


                                        By:
                                            ------------------------------------
                                            Peter Staiger
                                            President

[signature page for Third Amending Agreement dated as of 28 May 2004 relating to Norske Skog Canada Limited et al]

                                        NORSKE SKOG CANADA LIMITED AS MANAGING
                                        PARTNER FOR AND ON BEHALF OF
                                        NORSKECANADA


                                        By:
                                            ------------------------------------
                                            Peter Staiger
                                            Treasurer


                                        By:
                                            ------------------------------------
                                            Ralph Leverton
                                            Vice President Finance and
                                            Chief Financial Officer


                                        NORSKE SKOG CANADA PULP OPERATIONS
                                        LIMITED


                                        By:
                                            ------------------------------------
                                            Peter Staiger
                                            Treasurer


                                        NORSKE SKOG CANADA SALES INC.


                                        By:
                                            ------------------------------------
                                            Peter Staiger
                                            Treasurer


                                        NSCL HOLDINGS INC.


                                        By:
                                            ------------------------------------
                                            Peter Staiger
                                            Treasurer


                                        NORSKE SKOG CANADA (USA) INC.


                                        By:
                                            ------------------------------------
                                            Peter Staiger
                                            Treasurer

[signature page for Third Amending Agreement dated as of 28 May 2004 relating to Norske Skog Canada Limited et al]

                                        NORSKE SKOG CANADA (JAPAN) LTD.


                                        By:
                                            ------------------------------------
                                            Ryogi Miyakita
                                            Director and President


                                        NORSKE SKOG CANADA PULP SALES INC.


                                        By:
                                            ------------------------------------
                                            Peter Staiger
                                            Treasurer


                                        PACIFICA PAPERS SALES LTD.


                                        By:
                                            ------------------------------------
                                            Peter Staiger
                                            President


                                        PACIFICA PAPERS SALES INC.


                                        By:
                                            ------------------------------------
                                            Peter Staiger
                                            Treasurer


                                        PACIFICA POPLARS LTD.


                                        By:
                                            ------------------------------------
                                            Peter Staiger
                                            President


                                        PACIFICA POPLARS INC.


                                        By:
                                            ------------------------------------
                                            Peter Staiger
                                            Treasurer


                                        PACIFICA PAPERS US INC.


                                        By:
                                            ------------------------------------
                                            Peter Staiger
                                            Treasurer

[signature page for Third Amending Agreement dated as of 28 May 2004 relating to Norske Skog Canada Limited et al]

                                        THE TORONTO-DOMINION BANK, as Agent


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

[signature page for Third Amending Agreement dated as of 28 May 2004 relating to Norske Skog Canada Limited et al]

                                   SCHEDULE N

                                 FORM OF POA L/C

                        [see reference in Section 5.29.1]

                   [Letterhead of The Toronto-Dominion Bank or
                           Form for Letters of Credit]

Irrevocable Letter of Credit No.:
Date of Issue:
Expiry Date:
Place of Expiry:
Amount:

Beneficiary: Name: _____________________   Applicant: Name: ____________________
             Address: __________________              Address: _________________
             Attn: _____________________              Attn: ____________________
             Fax No.: __________________

The banks and other financial institutions named under the heading on the signature pages "ISSUING LENDERS:" (collectively, the "ISSUING LENDERS" and, individually, an "ISSUING LENDER") hereby establish this irrevocable Letter of Credit in your favour as beneficiary for drawings up to [Canadian Dollars, United States Dollars, Euros or Japanese Yen] ________ in aggregate amount. This Letter of Credit is issued, presentable and payable at our office at [address], or other address of which notice is given as described below, and expires at our close of business 5:00 PM (local time) on ___________ (the "EXPIRY DATE"). The aggregate amount available under this Letter of Credit shall be reduced immediately following the honouring of any draft drawn hereunder in an amount equal to the amount of such draft. Except when the amount of this Letter of Credit is increased, this Letter of Credit cannot be modified or revoked without your consent. The Toronto-Dominion Bank, in addition to acting in its individual capacity as an Issuing Lender hereunder, is acting as an agent for the other Issuing Lenders hereunder (in such capacity, together with its successors in such capacity, the "AGENT").

Funds shall be available under this Letter of Credit upon presentation to the Agent of a draft substantially in the form of Exhibit A attached hereto, the original of this Letter of Credit and the following: _____________ [describe any other requirements for a drawing].

Each Issuing Lender hereby undertakes, severally according to the percentage set forth next to its signature below (such Issuing Lender's "APPLICABLE PERCENTAGE") and not jointly or jointly and severally with any other Issuing Lender, that drafts drawn under and in strict compliance with the terms of this Letter of Credit will be duly honoured by paying to the Agent such Issuing Lender's share (according to its Applicable Percentage) of the amount of such draft. The Agent hereby undertakes that any amount so received by it will be made available to you promptly remitting the payment so received, in like funds, in accordance with your instructions.

The obligation of each Issuing Lender under this Letter of Credit is several and not joint or joint and several and shall at all times be an amount equal to such Issuing Lender's Applicable Percentage of the aggregate undrawn amount of this Letter of Credit (and of each drawing under this Letter of Credit).

This Letter of Credit has been executed and delivered by the Agent in the name and on behalf of, and as attorney-in-fact for, each Issuing Lender. The Agent is authorized to act under this Letter of Credit as the agent of each Issuing Lender in order to:

     (a) receive drafts, other demands for payment and other documents presented by you under this Letter of Credit;

     (b) determine whether such drafts, demands and documents are in compliance with the terms and conditions of this Letter of Credit;

     (c) notify such Issuing Lender and the applicant that a valid drawing has been made and the date that the related disbursement is to be made;

     (d) notify you that this Letter of Credit will not be renewed. [Note: insert this clause only if the Letter of Credit provides that it will be renewed automatically unless notice to the contrary is given]

The Agent undertakes that it will promptly notify each Issuing Lender and the applicant of any valid drawing under this Letter of Credit.

You agree that the Agent shall have no obligation or liability to honour any drawing under this Letter of Credit (subject to the liability of The Toronto-Dominion Bank in its capacity as an Issuing Lender and the obligation of the Agent to remit funds paid to the Agent from an Issuing Lender, as set forth above) and that neither any Issuing Lender nor the Agent shall be responsible for the failure of any other Issuing Lender to make a payment to be made by such other Issuing Lender hereunder.

This Letter of Credit sets forth in full the terms of our and each Issuing Lender's undertaking, and such undertaking is not subject to any agreement, requirement or qualification and shall not in any way be amended, modified, amplified or limited by reference to any document, instrument or agreement referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates (other than the annexes attached hereto, if any), and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement. The obligation of each Issuing Lender under this Letter of Credit is the individual obligation of such Issuing Lender and is in no way contingent upon reimbursement of any drawing hereunder or upon any Issuing Lender's ability to perfect a lien or security interest.

Each Issuing Lender's obligation to pay is irrevocable and, subject to compliance with the requirements hereof, unconditional and, in furtherance and support thereof and without limiting the irrevocable and unconditional nature of each Issuing Lender's obligations to the beneficiary hereunder, any demand by the beneficiary shall be honoured without any inquiry as to the rights, claims or defences (legal or equitable) of the applicant against the beneficiary and without regard to any other defence to the beneficiary's demand for payment, arising as a result of any dispute between the beneficiary and the applicant or between the applicant and the Issuing Lenders.

This Letter of Credit shall be governed by and construed in accordance with the law of the Province of [_____] (without reference to choice of law doctrine) and is subject to the Uniform Customs and Practice for Letter of Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "UCP"). In the event of any conflict between the law of the Province of [_____] and the UCP, the UCP shall control. Notwithstanding Article 17 of the UCP, if this Letter of Credit expires during an interruption of business as described in said
Article 17, each Issuing Lender agrees to effect payment if this Letter of Credit is drawn against within 30 days after the resumption of business by the Agent. [insert the immediately preceding sentence, if and as applicable]

This Letter of Credit [may not be assigned or transferred, except that it] [insert the immediately preceding clause, if and as applicable]shall inure to the benefit of any successor by operation of law of the named beneficiary hereof, including, without limitation, any liquidator, receiver or trustee for such named beneficiary.

All communications regarding this Letter of Credit should be addressed to The Toronto-Dominion Bank, [address], Attention: __________________, referencing Irrevocable Letter of Credit No. ____. Upon or in anticipation of closure of the place where this Letter of Credit is presentable and payable, the Agent may give notice to the beneficiary, not less than 30 days before the Expiry Date, of another reasonable place where this Letter of Credit shall be presentable and payable, and if the Agent does so then this Letter of Credit shall be presentable and payable at that place and not any previously designated place.

An Issuing Lender may, subject to the replacement thereof with a new Lender having the minimum credit rating set forth below or with your consent (as applicable), cease to be a party to, and a new Lender may become a party to, this Letter of Credit, and the Applicable Percentage of an Issuing Lender may change, but no such event will reduce the then available amount under this Letter of Credit. Upon the occurrence of any such event, the Agent will provide prompt notice to you of such event, including any change in the identities of the Issuing Lenders severally but not jointly or jointly and severally liable in respect of the aggregate undrawn amount of this Letter of Credit (based upon their respective Applicable Percentages thereof) and any change in such Applicable Percentages. If a new Lender becomes a party to this Letter of Credit and the credit rating of such new Lender (or its parent) is lower than A minus (A-) as rated by Standard & Poor's Rating Group or the equivalent by any other nationally recognized rating agency, the consent of the beneficiary to such change shall be required.

Very truly yours,

                                        THE TORONTO-DOMINION BANK, as Agent


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Applicable Percentage                   ISSUING LENDERS:

____%                                   THE TORONTO-DOMINION BANK,


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


____%                                   [NAME OF LENDER],
                                        by The Toronto-Dominion Bank, as
                                        Attorney-in-Fact


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


____%                                   [NAME OF LENDER],
                                        by The Toronto-Dominion Bank, as
                                        Attorney-in-Fact


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


____%                                   [NAME OF LENDER],
                                        by The Toronto-Dominion Bank, as
                                        Attorney-in-Fact


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


____%                                   [NAME OF LENDER],
                                        by The Toronto-Dominion Bank, as
                                        Attorney-in-Fact


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

                                  FORM OF DRAFT

[Date, place] CAD, USD, EUR or JPY _____________________________________________

At sight pay to the order of ____________________ the sum of ___________________
Canadian Dollars, United States Dollars, Euros or Japanese Yen

To The Toronto-Dominion Bank (insert address) as Agent for the financial institutions listed immediately below ("Issuing Lenders"), each severally and not jointly or jointly and severally and each with respect to only the percentage of the amount drawn herein set out opposite its name:

_____%   [name of Issuing Lender]

_____%   [name of Issuing Lender]

_____%   [name of Issuing Lender]

_____%   [name of Issuing Lender]


Except in its individual capacity as an Issuing Lender, the Agent shall have no obligation or liability hereunder.

Drawn under letter of credit No. _____

[Beneficiary]


(signature)
            ----------------------------

                                   SCHEDULE O

                     FORM OF POWER OF ATTORNEY FOR POA L/CS

                        [see reference in Section 5.29.3]

RECITALS:

A. The undersigned (the "ISSUING LENDER") is party to a credit agreement between Norske Skog Canada Limited, Norske Skog Canada Finance Limited and the other restricted parties and lenders from time to time party thereto and The Toronto-Dominion Bank in its capacity as Administration Agent (the "AGENT"), dated as of 19 July 2002, as amended by amending agreements dated as of 8 May 2003, 6 August 2003 and 28 May 2004 (as so amended and as further amended, supplemented, restated and replaced from time to time, the "CREDIT AGREEMENT").

B. Capitalized terms used in this agreement and not otherwise defined have the meanings defined in the Credit Agreement.

C. The Issuing Lender has agreed, pursuant to Section 5.29.3 of the Credit Agreement, to appoint the Agent, acting through any duly authorized officer of the Agent, as its attorney-in-fact to execute and deliver certain letters of credit to be issued by the Issuing Lender under the Credit Agreement in the name of and on behalf of the Issuing Lender.

     THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   APPOINTMENT

The Issuing Lender hereby appoints the Agent (the "ATTORNEY") as its attorney-in-fact, acting through any duly authorized officer of the Attorney, with full authority to execute and deliver letters of credit applied for by Norske Skog Canada Finance Limited under the Credit Agreement, and to do such other things relating to the administration and payment of such letters of credit as may be specified in them or incidental thereto.

2.   INTERPRETATION

This power of attorney for property shall be read with such changes of gender or number as the context may require.

3.   EFFECTIVE IMMEDIATELY

This power of attorney becomes effective on the date of execution specified below.

4.   PROOF OF ATTORNEY'S AUTHORITY

The presentation of this power of attorney, or of a notarial copy of this power, by an officer of the Agent is sufficient proof to a person to whom such power or notarial copy is presented, without further investigation by such person, of the Attorney's authority to act.

The Attorney's assertion, whether in speech or writing, that any document executed by the Attorney or any act taken by the Attorney is authorized by this power of attorney, shall be sufficient proof to a person to whom such assertion is made, without further investigation by such person, of the Attorney's authority to execute such document or perform such act.

IN WITNESS WHEREOF the Issuing Lender has on [date] signed this power of attorney written on this and [one] preceding page and confirms that it has the authority to make this power of attorney, and that all acts taken hereunder by the Attorney are binding on the Issuing Lender.

                                        [NAME OF LENDER]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: